                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                      ALLEGHENY TECHNOLOGIES INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                                   [Allegheny Technologies Logo]

                                        1000 Six PPG Place
                                        Pittsburgh, PA 15222-5479

                                                                  March 18, 2002

To our Stockholders:

We are pleased to invite you to attend the 2002 Annual Meeting of Stockholders. The meeting will be held at 11:00 a.m., Eastern Standard Time, on Thursday, May 9, 2002, in the Room 1000 Auditorium, 10th Floor, Two Mellon Bank Center, 435 Fifth Avenue, Pittsburgh, Pennsylvania. The location is accessible to disabled persons.

This booklet includes the notice of meeting as well as the Company's proxy statement. Enclosed with this booklet are the following:

- Proxy or voting instruction card (including instructions for telephone and Internet voting)

- Proxy or voting instruction card return envelope (postage paid if mailed in the U.S.)

A copy of the Company's Annual Report for the year 2001 is also enclosed.

Please read the proxy statement and vote your shares as soon as possible. We encourage you to take advantage of voting by telephone or Internet as explained on the enclosed proxy or voting instruction card. Or, you may vote by completing, signing and returning your proxy or voting instruction card in the enclosed postage-paid envelope. It is important that you vote, whether you own a few or many shares and whether or not you plan to attend the meeting.

If you are a stockholder of record and plan to attend the meeting, please mark the appropriate box on the proxy card, or enter the appropriate information by telephone or Internet, so that we can send your admission ticket to you before the meeting.

We look forward to seeing as many of you as possible at the 2002 Annual Meeting.

Sincerely,

/s/ Robert P. Bozzone
Robert P. Bozzone
Chairman

/s/ James L. Murdy
James L. Murdy
President and Chief Executive Officer

                      ALLEGHENY TECHNOLOGIES INCORPORATED

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


MEETING DATE:          Thursday, May 9, 2002

TIME:                  11:00 a.m., Eastern Standard Time

PLACE:                 Room 1000 Auditorium, 10th Floor
                       Two Mellon Bank Center (Union Trust Building)
                       435 Fifth Avenue
                       Pittsburgh, Pennsylvania

RECORD DATE:           March 11, 2002

AGENDA

1) Election of a class of five directors;

2) Ratification of the appointment of independent accountants for 2002; and

3) Transaction of any other business properly brought before the meeting.

STOCKHOLDER LIST

A list of stockholders entitled to vote will be available during business hours for 10 days prior to the meeting at the Company's executive offices, 1000 Six PPG Place, Pittsburgh, Pennsylvania 15222-5479, for examination by any stockholder for any legally valid purpose.

ADMISSION TO THE MEETING

Holders of Allegheny Technologies stock or their authorized representatives by proxy may attend the meeting. If you are a stockholder of record and you plan to attend the meeting, you may obtain an admission ticket from us by mail by checking the box on the proxy card indicating your planned attendance and returning the completed proxy card promptly, or by entering the appropriate information by telephone or Internet. If your shares are held through an intermediary such as a broker or a bank, you should present proof of your ownership at the meeting. Proof of ownership could include a proxy from your bank or broker or a copy of your account statement.

On behalf of the Board of Directors:

/s/ Jon D. Walton
Jon D. Walton
Senior Vice President,
Chief Legal and Administrative Officer

Dated: March 18, 2002

PROXY STATEMENT
TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                              PAGE
                                                              ----
Voting Procedures...........................................     1
Board Composition and Practices.............................     2
Item A on Proxy Card--Election of Directors.................     3
Committees of the Board of Directors........................     7
  Report of Audit Committee.................................     8
Director Compensation.......................................    10
Item B on Proxy Card--Ratification of Selection of
  Independent Accountants...................................    11
Other Business..............................................    11
Stock Ownership Information.................................    12
  Section 16(a) Beneficial Ownership Reporting Compliance...    12
  Five Percent Owners of Common Stock.......................    12
  Stock Ownership of Management.............................    13
Report on Executive Compensation............................    14
Executive Compensation......................................    17
  Summary Compensation Table................................    17
  Stock Options.............................................    19
  Long-Term Incentive Program...............................    20
  Pension Plans.............................................    21
  Employment and Change in Control Agreements...............    23
Cumulative Total Stockholder Return.........................    24
Certain Transactions........................................    25
Other Information...........................................    26
  Annual Report on Form 10-K................................    26
  2003 Annual Meeting and Stockholder Proposals.............    26
  Proxy Solicitation........................................    26
  Electronic Access to Proxy Materials and Annual Report....    27
Appendix A -- Audit Committee Charter

                             YOUR VOTE IS IMPORTANT

PLEASE VOTE AS SOON AS POSSIBLE. YOU CAN HELP ALLEGHENY TECHNOLOGIES REDUCE EXPENSES BY VOTING YOUR SHARES BY TELEPHONE OR INTERNET; YOUR PROXY CARD CONTAINS THE INSTRUCTIONS. OR, COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                              PROXY STATEMENT FOR
                      2002 ANNUAL MEETING OF STOCKHOLDERS

VOTING PROCEDURES
--------------------------------------------------------------------------------

WHO MAY VOTE

If you were a stockholder on the books of the Company at the close of business on March 11, 2002, you may vote at the annual meeting. On that day, 80,568,079 shares of our Common Stock were outstanding.

Each share is entitled to one vote. In order to vote, you must either designate a proxy to vote on your behalf or attend the meeting and vote your shares in person. The Board of Directors requests your proxy so that your shares will count toward a quorum and be voted at the meeting.

METHODS OF VOTING

All stockholders may transmit their proxy votes by mail, telephone or Internet. Stockholders who hold their shares through a bank or broker can vote by telephone or Internet if their bank or broker offers those options.

- BY MAIL. Stockholders may complete, sign, date and return their proxy cards in the postage-paid envelope provided. If you sign, date and return your proxy card without indicating how you want to vote, your proxy will be voted as recommended by the Board of Directors.

- BY TELEPHONE OR INTERNET. Stockholders of record may vote by using the toll-free telephone number or Internet website address listed on the proxy card. Participants who hold stock in Company employee benefit plans also may vote by telephone or the Internet. Your proxy card contains a control number that will identify you as a stockholder when you vote by telephone or Internet. You may use the telephone and Internet procedures to vote your shares and to confirm that your votes were properly recorded. Please see your proxy card for specific instructions.

You can help the Company save money by electing to receive future proxy statements and annual reports over the Internet instead of by mail, as described in this Proxy Statement under the heading "Other Information--Electronic Access to Proxy Materials and Annual Report" on page 27.

REVOKING YOUR PROXY

You may change your mind and revoke your proxy at any time before it is voted at the meeting by:

- sending a written notice to revoke your proxy to the Secretary of the Company at the Company's executive office;

- transmitting a proxy dated later than your prior proxy either by mail, telephone or Internet;

- attending the annual meeting and voting in person or by proxy (except for shares held in the employee plans described below).

VOTING BY EMPLOYEE BENEFIT PLAN PARTICIPANTS

Participants who hold Common Stock in one of the Company's defined contribution savings or retirement or stock ownership plans may tell the plan trustee how to vote the shares of Common Stock allocated to their accounts. You may either sign and return the voting instruction card provided by the plan or transmit your instructions by telephone or Internet. If you do not transmit instructions, your shares will be voted as the plan administrator directs or as otherwise provided in the plan.

VOTING SHARES HELD BY BROKERS, BANKS AND OTHER NOMINEES

If you hold your shares in a broker, bank or other nominee account, you are a "beneficial owner" of Company Common Stock. In order to vote your shares, you must give voting instructions to your broker, bank or other intermediary who is the "nominee holder" of your shares. The Company asks brokers, banks and other nominee holders to obtain voting instructions from the beneficial owners of shares that are registered in the nominee's name. Proxies that are transmitted by nominee holders on behalf of beneficial owners will count toward a quorum and will be voted as instructed by the nominee holder.

QUORUM FOR MEETING

A majority of the outstanding shares, present or represented by a proxy, constitutes a quorum. A quorum is necessary to conduct business at the annual meeting. You are part of the quorum if you have voted by proxy. Abstentions, broker non-votes and votes withheld from director nominees count as "shares present" at the meeting for purposes of determining a quorum. However, abstentions and broker non-votes do not count in the voting results. A broker non-vote occurs when a broker, bank or other nominee who holds shares for a beneficial owner does not vote on a particular item because the nominee does not have discretionary authority to vote on that item and has not received instructions from the beneficial owner of the shares.

CONFIDENTIAL VOTING POLICY

The Company maintains a policy of keeping stockholder votes confidential.

BOARD COMPOSITION AND PRACTICES
--------------------------------------------------------------------------------

INFORMATION AND MEETINGS

The Board of Directors directs the management of the business and affairs of the Company as provided in the by-laws of the Company and the laws of the State of Delaware. The Board is not involved in day-to-day operations. Members of the Board keep informed about the Company's business through discussions with the senior management and other officers and managers of the Company and its subsidiaries, by reviewing analyses and reports sent to them, and by participating in Board and committee meetings.

Regular meetings of the Board were held seven times in 2001. Special meetings are scheduled when required; three were held in 2001. In 2001, average attendance at Board and committee meetings was approximately 94%. George Kourpias attended fewer than 75% of the total number of meetings of the Board and the committee on which he serves.

NUMBER OF DIRECTORS

The Board determines the number of directors. The Board currently consists of 12 members.

DIRECTOR TERMS

The directors are divided into three classes and the directors in each class generally serve for a three-year term unless the director is unable to serve due to death, retirement or disability. The term of one class of directors expires each year at the annual meeting of stockholders. The Board may fill a vacancy by electing a new director to the same class as the director being replaced. The Board may also create a new director position in any class and elect a director to hold the newly created position until the term of the class expires.

ITEM A ON PROXY CARD -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

The Board of Directors has nominated for election this year the class of five incumbent directors whose terms expire at the 2002 Annual Meeting.

The five nominees who receive the highest number of votes cast will be elected. If you sign and return your proxy card, the individuals named as proxies in the card will vote your shares for the election of the five nominees named below, unless you provide other instructions. You may withhold authority for the proxies to vote your shares on any or all of the nominees by following the instructions on your proxy card. If a nominee becomes unable to serve, the proxies will vote for a Board-designated substitute or the Board may reduce the number of directors.

Background information about the nominees and continuing directors follows.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE FIVE
                                   NOMINEES.

NOMINEES - TERM TO EXPIRE AT 2005 ANNUAL MEETING (CLASS III)

ROBERT P. BOZZONE
Age:                                     68
Director Since:                          1996
ATI Board Committees:                    Executive Committee and Committee on Governance.
Principal Occupation:                    Chairman, Allegheny Technologies Incorporated.
Recent Business Experience:              Mr. Bozzone was Chairman, President and Chief Executive
                                         Officer of the Company from December 2000 until July 2001.
                                         He had served as Vice Chairman of the Company beginning in
                                         August 1996 and was Vice Chairman of Allegheny Ludlum
                                         Corporation from August 1994 to August 1996. Previously,
                                         he was President and Chief Executive Officer of Allegheny
                                         Ludlum Corporation.
Other Directorships:                     DQE, Inc., whose principal subsidiary is Duquesne Light
                                         Company, Teledyne Technologies Incorporated and Water Pik
                                         Technologies, Inc. (Chairman of the Board).

FRANK V. CAHOUET
Age:                                     69
Director Since:                          1996
ATI Board Committees:                    Audit Committee (Chairman), Finance Committee (Chairman),
                                         Committee on Governance and Technology Committee.
Recent Business Experience:              Mr. Cahouet was Chairman, President and Chief Executive
                                         Officer of Mellon Financial Corporation, a bank holding
                                         company, and Mellon Bank, N.A., a banking corporation,
                                         until his retirement in December 1998.
Other Directorships:                     Avery Dennison Corporation, Korn/Ferry International,
                                         Saint-Gobain Corporation and Teledyne Technologies
                                         Incorporated.

JAMES C. DIGGS
Age:                                     53
Director Since:                          2001
ATI Board Committee:                     Committee on Governance.
Principal Occupation:                    Senior Vice President and General Counsel of PPG
                                         Industries, Inc., a producer of coatings, glass and
                                         chemicals, since 1997.
Recent Business Experience:              Prior to 1997, Mr. Diggs was Vice President and Assistant
                                         General Counsel of TRW, Inc.

W. CRAIG MCCLELLAND
Age:                                     67
Director Since:                          1996
ATI Board Committees:                    Committee on Governance (Chairman), Personnel and
                                         Compensation Committee, Stock Incentive Award Subcommittee
                                         and Technology Committee.
Recent Business Experience:              Mr. McClelland was Chairman and Chief Executive Officer of
                                         Union Camp Corporation, a manufacturer of paper products,
                                         prior to his retirement in 1999.
Other Directorships:                     International Paper Company, The PNC Financial Services
                                         Group, Inc. and Water Pik Technologies, Inc.

CHARLES J. QUEENAN, JR.
Age:                                     71
Director Since:                          1996
ATI Board Committees:                    Executive Committee and Personnel and Compensation
                                         Committee (Chairman).
Principal Occupation:                    Senior Counsel of Kirkpatrick & Lockhart LLP,
                                         attorneys-at-law.
Recent Business Experience:              Prior to January 1996, Mr. Queenan was a partner of
                                         Kirkpatrick & Lockhart LLP.
Other Directorships:                     Crane Co., Teledyne Technologies Incorporated and Water
                                         Pik Technologies, Inc.

CONTINUING DIRECTORS -- TERM EXPIRES AT THE 2003 ANNUAL MEETING (CLASS I)

DIANE C. CREEL
Age:                                     53
Director Since:                          1996
ATI Board Committees:                    Committee on Governance, Personnel and Compensation
                                         Committee (Vice Chair) and Stock Incentive Award
                                         Subcommittee (Chair).
Principal Occupation:                    Chief Executive Officer and President of Earth Tech, an
                                         international consulting engineering firm and a unit of
                                         Tyco International Ltd.
Other Directorships:                     Board of the Corporations and Trusts which comprise the
                                         Fixed Income Funds of the American Funds Group, Goodrich
                                         Corporation and Teledyne Technologies Incorporated.

C. FRED FETTEROLF
Age:                                     73
Director Since:                          1996
ATI Board Committees:                    Personnel and Compensation Committee, Stock Incentive
                                         Award Subcommittee and Technology Committee.
Recent Business Experience:              Mr. Fetterolf was President and Chief Operating Officer of
                                         Alcoa, Inc., prior to his retirement in 1991.
Other Directorships:                     Commonwealth Industries, Inc., DENTSPLY International Inc.
                                         and Teledyne Technologies Incorporated.

JAMES E. ROHR
Age:                                     53
Director Since:                          1996
ATI Board Committees:                    Executive Committee, Audit Committee, Finance Committee
                                         and Technology Committee.
Principal Occupation:                    Chairman, President and Chief Executive Officer, The PNC
                                         Financial Services Group, Inc.
Recent Business Experience:              Mr. Rohr has been Chairman, President and Chief Executive
                                         Officer of the PNC Financial Services Group since May
                                         2001. He has been President since 1992 and assumed the
                                         additional position of Chief Executive Officer in May of
                                         2000.
Other Directorships:                     BlackRock, Inc., Equitable Resources, Inc., The PNC Bank
                                         Financial Services Group, Inc. and Water Pik Technologies,
                                         Inc.

CONTINUING DIRECTORS - TERM EXPIRES AT 2004 ANNUAL MEETING (CLASS II)

PAUL S. BRENTLINGER
Age:                                     74
Director Since:                          1996
ATI Board Committees:                    Audit Committee (Vice Chairman), Finance Committee (Vice
                                         Chairman) and Technology Committee (Chairman).
Principal Occupation:                    Partner in Morgenthaler, a venture capital group
                                         headquartered in Cleveland, Ohio and Menlo Park,
                                         California.
Other Directorship:                      Teledyne Technologies Incorporated.

GEORGE J. KOURPIAS
Age:                                     69
Director Since:                          2000
ATI Board Committee:                     Technology Committee.
Recent Business Experience:              Mr. Kourpias was International President, International
                                         Association of Machinists and Aerospace Workers, prior to
                                         his retirement in 1997.
Other Directorship:                      Northwest Airlines Corporation.

JAMES L. MURDY
Age:                                     63
Director Since:                          1999
ATI Board Committee:                     Executive Committee.
Principal Occupation:                    President and Chief Executive Officer, Allegheny
                                         Technologies Incorporated.
Recent Business Experience:              Mr. Murdy served as Executive Vice President of the
                                         Company from September 2000 until July 2001 and as
                                         Executive Vice President, Finance and Administration and
                                         Chief Financial Officer from December 1996 to September
                                         2000. He served as Senior Vice President, Finance and
                                         Chief Financial Officer from August 1996 to December 1996, having previously served as the Senior Vice
                                         President-Finance and Chief Financial Officer of Allegheny
                                         Ludlum Corporation.
Other Directorship:                      Federated Investors, Inc.

WILLIAM G. OUCHI
Age:                                     58
Director Since:                          1996
ATI Board Committees:                    Audit Committee, Finance Committee, Personnel and
                                         Compensation Committee and Stock Incentive Award
                                         Subcommittee.
Principal Occupation:                    Sanford & Betty Sigoloff Professor in Corporate Renewal,
                                         The Anderson Graduate School of Management, University of
                                         California at Los Angeles.
Recent Business Experience:              From 1998 to June 2000, Dr. Ouchi also served as the Vice
                                         Dean and Faculty Director of Executive Education Programs,
                                         The Anderson Graduate School of Management, University of
                                         California at Los Angeles.
Other Directorships:                     First Federal Bank of California, Sempra Energy and Water
                                         Pik Technologies, Inc.

COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

STANDING COMMITTEES

The Board of Directors has seven standing committees--Executive, Audit, Finance, Governance, Personnel and Compensation, Stock Incentive Award Subcommittee of the Personnel and Compensation Committee, and Technology--each of which has a written charter.

EXECUTIVE COMMITTEE

The Executive Committee has broad powers to act on behalf of the Board of Directors. In practice, the Executive Committee acts when emergency issues or scheduling problems make it difficult to convene a meeting of all directors and on specific matters referred to the Committee by the Board of Directors. The Executive Committee reports all actions it takes at the next meeting of the Board. The Executive Committee met twice during 2001.

AUDIT COMMITTEE

The Audit Committee is comprised of four members who, under the rules of the New York Stock Exchange, are independent. The Committee operates under a written charter adopted by the Board of Directors (Appendix A). The primary functions of the Audit Committee are to:

- Recommend the appointment of the independent accountants to the Board of Directors, considering the independence and effectiveness of the independent accountants;

- Review the scope of the annual audit plan, proposed fees and other activities of the independent accountants and the audit plan of the internal auditors;

- Review with management and the independent accountants, upon completion of the annual audit, the financial statements and related reports to be filed with the Securities and Exchange Commission;

- Provide the report of the Committee annually to the Board of Directors for inclusion in the Company's annual meeting proxy statement; and

- Evaluate the Company's internal and external audit efforts, accounting and financial controls and business ethics policies and practices by reviewing reports by, and attending meetings with, the internal and external accountants and management.

In addition, prior to the issuance of the Company's release of quarterly earnings, the Chairman of the Committee reviews with the independent accountants and management of the Company whether any matters are required to be communicated to the Committee by the independent accountants under generally accepted auditing standards.

Members of the Audit Committee also serve as members of the Finance Committee, but members who attend a joint meeting of the two Committees receive a single meeting fee for their attendance at that meeting.

The independent accountants and the internal auditors have full access to the Committee and meet with the Committee, with, and on a routine basis without, management being present, to discuss all appropriate matters. The Committee met separately once in 2001 and jointly with the Finance Committee six times in 2001. The Audit Committee report begins on page 8.

FINANCE COMMITTEE

The Finance Committee makes recommendations to the Board of Directors regarding:

- Company debt and credit arrangements and other major financial proposals;

- Company relationships with banks and other financial institutions; and

- Policies with respect to dividends, capital structure and authorized stock.

The Committee did not meet separately in 2001 but did meet jointly with the Audit Committee six times in 2001.

COMMITTEE ON GOVERNANCE

The Committee on Governance administers the Company's compensation programs for directors. In addition, the Committee reviews, evaluates and makes recommendations to the Board of Directors regarding:

- Candidates for nomination as new Board members and nomination of incumbent directors as continuing Board members when their terms expire;

- Assignments to Board committees and appointments of committee chairs;

- The composition, organization and operations of the Board, including the orientation of new members and the flow of information; and

- Policies on Board tenure and the retirement or resignation of incumbent directors.

The Committee met four times in 2001.

Recommendations by stockholders of potential nominees must be directed to the Corporate Secretary in the manner specified in the Company's certificate of incorporation. See "2003 Annual Meeting and Stockholder Proposals" on page 26.

PERSONNEL AND COMPENSATION COMMITTEE

The Personnel and Compensation Committee, together with the Stock Incentive Award Subcommittee (together referred to as the "Committee"), establishes, and annually reassesses, the executive compensation program. Their Report on Executive Compensation begins on page 14.

The Committee administers the Company's incentive compensation plans, except to the extent the Stock Incentive Award Subcommittee administers the plans. The Committee also reviews, evaluates and makes recommendations to the Stock Incentive Award Subcommittee and/or the Board of Directors, and consults with the Chief Executive Officer, as appropriate, regarding:

- Executive management organization matters;

- Compensation and benefits for officers who also serve as directors of the Company;

- Compensation and benefit policies and procedures relating to officers who are statutory insiders; and

- Policy matters relating to employee benefits and employee benefit plans.

None of the members of the Personnel and Compensation Committee is an employee of the Company and each member is an "outside director" for the purposes of the corporate compensation provisions contained in Section 162(m) of the Internal Revenue Code. The Committee met six times in 2001.

STOCK INCENTIVE AWARD SUBCOMMITTEE

The Stock Incentive Award Subcommittee is responsible for administering and making awards under the Company's stock-based incentive compensation programs for officers, referred to as "statutory insiders," who are required to file reports under Section 16 of the Securities Exchange Act of 1934.

None of the members of the Subcommittee is an employee of the Company. Each member is a "non-employee director" for the purposes of Rule 16b-3 of the Securities and Exchange Commission and an "outside director" for the purposes of the compensation provisions of the Internal Revenue Code. The Subcommittee met five times in 2001.

TECHNOLOGY COMMITTEE

The Technology Committee assesses and makes recommendations to the Board of Directors regarding:

- The impact of technologies that could materially affect the Company's success;

- The Company's technical capabilities; and

- Priorities, asset deployment and other matters related to the Company's technical activities.

The Committee met twice in 2001.

REPORT OF AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company's audited financial statements for the year ended December 31, 2001, which include the consolidated balance sheets of the Company as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2001, and the notes thereto (collectively, the "Financial Statements").

Management is responsible for the Company's internal controls and financial reporting process. Ernst & Young LLP ("Ernst & Young"), the Company's independent accountants, are responsible for performing an independent audit of the Company's Financial Statements in accordance with generally accepted auditing standards and for issuing a report. One of the Audit Committee's responsibilities is to monitor and oversee these processes.

The Audit Committee has reviewed, met and held discussions with the Company's management, internal auditors, and the independent accountants regarding the Financial Statements, including a discussion of quality, not just acceptability, of the Company's accounting principles, and Ernst & Young's judgment regarding these matters.

The Audit Committee discussed with the Company's internal auditors and independent accountants the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee has also discussed with Ernst & Young matters required to be discussed by applicable auditing standards.

The Audit Committee has received the written disclosures and the letter from Ernst & Young required by the Independence Standards Board and has also considered the compatibility of non-audit services with Ernst & Young's independence. This information was also discussed with Ernst & Young.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Financial Statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 as filed with the Securities and Exchange Commission.

SUBMITTED BY:

AUDIT COMMITTEE, whose members are:
Frank V. Cahouet, Chairman
Paul S. Brentlinger, Vice Chairman
William G. Ouchi
James E. Rohr

DIRECTOR COMPENSATION
--------------------------------------------------------------------------------

Directors who are not employees of the Company are paid an annual retainer fee of $28,000. Directors also are paid $1,500 for each Board meeting and $1,000 for each committee meeting attended. Each non-employee chairman of a committee is paid an annual fee of $3,000. Directors who are employees of the Company do not receive any compensation for their services on the Board or its committees.

The non-employee directors also participate in the 1996 Non-Employee Director Stock Compensation Plan ("Director Stock Plan"). The purpose of the Director Stock Plan is to provide non-employee directors with an increased personal interest in the Company's performance.

Under the Director Stock Plan, options to purchase 1,000 shares of Common Stock are granted to non-employee directors at the conclusion of each annual meeting of stockholders. The purchase price of the Common Stock covered by these annual options is the fair market value of the Common Stock on the date the option is granted.

The Director Stock Plan also provides that each non-employee director is to receive at least 25% of the annual retainer fee in the form of Common Stock and/or options to acquire Common Stock. Each director may elect a greater percentage. The directors also may elect to receive all or a percentage of their meeting fees in the form of Common Stock and/or options to acquire Common Stock. Options granted under this part of the Director Stock Plan are intended to provide each electing director with options having an exercise value on the date of grant equal to the foregone fees; that is, the difference between the exercise price and the market price of the underlying shares of Common Stock on the date of grant is intended to be equal to the foregone fees.

In order to continue to attract and retain non-employee directors of exceptional ability and experience, the Company also maintains a Fee Continuation Plan for Non-Employee Directors. Under the Plan, benefits are payable to a person who serves as a non-employee director for at least five years. The annual benefit equals the retainer fee in effect when the director retires from the Board. Benefits are paid for each year of the participant's credited service as a director (as defined in the Plan) up to a maximum of ten years.

Although he retired as an active employee from the Company effective July 1, 2001, Robert P. Bozzone retains his position as Chairman of the Board of Directors. The Personnel and Compensation Committee took action in July 2001 to approve the compensation of the Chairman at the rate of a monthly cash retainer of $14,551 in lieu of Board retainer and meeting fees. In addition, Mr. Bozzone is entitled to participate in all plans or programs of the Company in which non-employee directors participate. The Committee discussed the compensation with Hewitt Associates, which advised that the compensation is competitive and appropriate. In October 2001, in view of the difficult business and economic conditions impacting the Company, Mr. Bozzone voluntarily reduced the amount of his retainer by 20%.

ITEM B ON PROXY CARD -- RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

Ernst & Young has served as independent accountants for the Company since August 15, 1996 and served as independent accountants for Allegheny Ludlum Corporation since 1980. The Board of Directors believes that Ernst & Young is knowledgeable about the Company's operations and accounting practices and is well qualified to act in the capacity of independent accountants.

AUDIT FEES

Ernst & Young has billed the Company $1,534,000, in the aggregate, for professional services rendered by them for the audit of the Company's annual financial statements for the Company's 2001 fiscal year, the reviews of the interim financial statements included in the Company's Quarterly Reports on Form 10-Q for the Company's 2001 fiscal year, foreign statutory audits ($242,000) and the audits of the Company's employee benefit plans ($216,000).

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

During 2001, Ernst & Young did not provide the Company with any professional services related to financial information systems design and implementation as described in Rule 2-01 of Regulation S-X.

ALL OTHER FEES

Ernst & Young has billed the Company $526,890, in the aggregate, for professional services rendered in 2001 by Ernst & Young for all other services, principally tax-related services.

In making its recommendation to ratify the appointment of Ernst & Young as the Company's independent accountants for the fiscal year ending December 31, 2002, the Audit Committee has considered whether the non-audit services provided by Ernst & Young are compatible with maintaining the independence of Ernst & Young.

For this proposal to be adopted, a majority of the votes cast must be voted for approval. If the stockholders do not ratify the selection of Ernst & Young, the Board will reconsider the appointment of independent accountants. It is expected that representatives of Ernst & Young will be present at the meeting and will have an opportunity to make a statement and respond to appropriate questions.

                THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                      FOR RATIFICATION OF THE SELECTION OF
                          THE INDEPENDENT ACCOUNTANTS.

OTHER BUSINESS
--------------------------------------------------------------------------------

The Company knows of no business that may be presented for consideration at the meeting other than the items indicated in the Notice of Annual Meeting. If other matters are properly presented at the meeting, the persons designated as proxies on your proxy card may vote at their discretion.

Following adjournment of the formal business meeting, James L. Murdy, President and Chief Executive Officer, will address the meeting and will hold a general discussion period during which the stockholders will have an opportunity to ask questions about the Company and its business.

STOCK OWNERSHIP INFORMATION
--------------------------------------------------------------------------------

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the Securities and Exchange Commission require the Company to disclose late filings of reports of stock ownership (and changes in stock ownership) by its directors and statutory insiders. To the best of the Company's knowledge, all filings by these individuals were made on a timely basis in 2001.

FIVE PERCENT OWNERS OF COMMON STOCK

As of February 15, 2002, the Company had received notice that the individuals and entities listed in the following table are beneficial owners of five percent or more of Company Common Stock. In general, "beneficial ownership" includes those shares a person has the power to vote or transfer, and options to acquire Common Stock that are exercisable currently or within 60 days.

                                                                Amount and
                                                                Nature of
                                                                Beneficial      Percent of
Name and Address of Beneficial Owner                            Ownership         Class
------------------------------------------------------------------------------------------
Richard P. Simmons..........................................    7,657,429(a)        9.5%
Birchmere
Quaker Hollow Road
Sewickley, PA 15143
The Singleton Group LLC.....................................    5,775,000(b)        7.2%
335 North Maple Drive, Suite 177
Beverly Hills, CA 90210
------------------------------------------------------------------------------------------

(a) Based upon a 13D/A filing made by Mr. Simmons on February 6, 2002, as of December 31, 2001 Mr. Simmons beneficially owned all of these shares. The amount shown includes options to acquire 171,584 shares which are exercisable within 60 days of February 6, 2002 under Company incentive stock plans.

(b) As of December 31, 2000, The Singleton Group LLC, Caroline W. Singleton, William W. Singleton and Donald E. Rugg held shared voting and dispositive power with respect to 5,775,000 shares as indicated in Schedule 13G, as amended, filed under the Securities Exchange Act of 1934 (the "Exchange Act") by Caroline W. Singleton. As indicated in a Schedule 13G filed under the Exchange Act in April 2000, Donald E. Rugg also held sole voting and dispositive power with respect to 158 shares.

STOCK OWNERSHIP OF MANAGEMENT

The following table shows the shares of Common Stock reported to the Company as beneficially owned as of March 1, 2002 by the nominees for director, the continuing directors and each officer named in the Summary Compensation Table.

                                                    Shares           Shares That
                                                 Beneficially      May Be Acquired        Total
Beneficial Owner                                    Owned          Within 60 Days        Shares
-------------------------------------------------------------------------------------------------
Robert P. Bozzone..............................   2,702,942             19,605          2,722,547(1)
Paul S. Brentlinger............................       7,893              3,268             11,161
Frank V. Cahouet...............................          96             45,648             45,744
Diane C. Creel.................................       1,717             19,287             21,004
James C. Diggs.................................         393                  0                393
C. Fred Fetterolf..............................       9,148              3,268             12,416
Richard J. Harshman............................     103,145             33,469            136,614
Douglas A. Kittenbrink.........................     120,092             50,996            171,088
George J. Kourpias.............................         801              1,000              1,801
W. Craig McClelland............................      13,049              3,268             16,317
James L. Murdy.................................     223,816             86,151            309,967
William G. Ouchi...............................      10,481             12,358             22,839
Charles J. Queenan, Jr.........................     355,908              3,268            359,176
James E. Rohr..................................       6,320              3,268              9,588
Jack W. Shilling...............................     152,897             57,553            210,450
Jon D. Walton..................................     168,201             77,648            245,849
All directors, named officers and other
  statutory insiders as a group (17)...........   3,937,674            471,748          4,409,422(1)
-------------------------------------------------------------------------------------------------

(1) The percentage of outstanding shares is 3.4% for Mr. Bozzone and 5.5% for the group. The percentage of outstanding shares held by named officers in the table is less than 1%.

The table includes shares held as of March 1, 2002 in the Company's 401(k) plans for the accounts of Messrs. Bozzone, Kittenbrink, Murdy, Shilling and Walton and shares held jointly with the named individuals' spouses. The table also includes the following shares where beneficial ownership is disclaimed: 120,000 shares owned by Mr. Bozzone's wife; 100 shares owned by Mr. Brentlinger's wife; 1,300 shares owned by the Fetterolf Family Foundation; 1,534 shares owned by Mr. Kittenbrink's children; 27,050 shares owned by Mr. Queenan's wife; 3,700 shares owned by Mr. Walton's wife; and 229 shares held by the spouses of other statutory insiders.

REPORT ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

The Personnel and Compensation Committee and Stock Incentive Award Subcommittee furnish this report on executive compensation. In discussions of stock awards to the named officers in the Summary Compensation Table and other statutory insiders, the term "Committee" refers to the Stock Incentive Award Subcommittee.

EXECUTIVE COMPENSATION CHARACTERISTICS

Total executive compensation at the Company has the following characteristics:

- It is to be competitive in the aggregate, using a set of business and labor market competitors, including data supplied by Hewitt Associates, a nationally recognized executive compensation consulting firm, to gauge the competitive marketplace. Competitive for these purposes is a target base compensation at the 50th percentile (median) for comparable positions.

- It is to be performance oriented, with a substantial portion of total compensation tied to internal and external measures of Company performance. Superior performance should increase total compensation opportunities to well above the 50th percentile level.

- It is to promote long-term careers with the Company.

COMPENSATION POLICIES AND PROGRAMS

Consistent with the characteristics outlined above, the Committee has adopted the following policies and programs:

Base salary for all management positions will be at the industry or market median for comparable positions unless there are sound reasons for significant variations. Judgment is the guiding factor in base salary determinations, as well as other compensation issues.

Short-term incentives under the Annual Incentive Plan ("AIP") are designed to provide a competitive (50th percentile) award, based on the achievement of predefined performance measures. Under the general provisions of the AIP, up to 200% of the target award is paid in the case of significant overachievement. The majority of the award is based on financial performance achievement, and is also tied to the achievement of safety and other individual performance goals. Discretionary adjustments of plus or minus 20% are allowed, so long as aggregate adjustments do not exceed plus 5%. Awards are paid from a pool that generally does not exceed 5% of operating profit.

For 2001, 40% of the AIP award was based on the achievement of predetermined levels of operating income, 30% was based on controlling managed working capital, 10% was based on cost reductions, and 10% was tied to the achievement of specific individual objectives. Given the importance the Company placed on safety, 10% of the total award is based on pre-established levels of safety improvement.

For 2001, awards under the program ranged from 8.7% to 142.2% of the 2001 target incentives because the targets and levels of achievement varied by business unit and at the Company level. The bonus column of the Summary Compensation Table contains the annual incentive award for 2001 for the named officers.

Long-term incentives at the Company consist of the following components:

(1) Stock Options -- Historically, stock options have been awarded annually to key employees approved by the Committee. The amount of the award generally depends on the employee's salary grade and is at a level generally perceived to be competitive. The Committee granted options periodically over the year for key employees. The Committee anticipates making additional quarterly grants during 2002.

(2) Total Shareholder Return Incentive Compensation Program -- The Total Shareholder Return Incentive Compensation Program ("TSRP") was instituted in 2001 to replace the Performance Share Program ("PSP") for selected participants. Under the TSRP, participants receive awards of performance share units that are earned based on a comparison of the Company's total shareholder return ("TSR") for a three-year award period with the TSR during such period of a peer group of companies selected by the Board of Directors. The peer group is not the same as the peer group indexes used in the performance graph on page 24. At the beginning of each year, the Committee determines whether there will be a new TSRP award period starting in that year, and if a new award period is established, the Committee selects the eligible participants, establishes a target number of performance shares for each participant and constructs the peer group of companies for that award period. Awards under the TSRP range from zero to 200% of the targeted number of shares, depending on the percentile rank of the Company's TSR for the award period as compared to the TSR of the peer group of companies for the same period. Certificates for the number of earned shares of Common Stock, if any, are issued to the participants after the end of the award period.

(3) Stock Acquisition and Retention Program -- The Stock Acquisition and Retention Program ("SARP") is designed to encourage key executives to acquire and retain Common Stock. Under the SARP, in 2001, executives selected by the Committee were entitled to purchase shares or designate already-owned shares of Common Stock that the Company agreed to match with a grant of restricted Common Stock equal to 75% of the number of shares purchased or designated by the participant. The restricted shares generally vest only if the participant holds the purchased or designated shares for five years; the restrictions will lapse if there is a change in control of the Company or the participant retires or dies. In general for each SARP year, participants may purchase or designate a maximum number of shares having a market price equal to the participant's base salary. The Company will loan a participant the funds to purchase shares under the SARP at an interest rate equal to the minimum rate necessary to avoid imputed interest income under the federal income tax rules. The purchased shares are pledged and held as security for these loans. Dividends paid on the purchased and related restricted shares are applied to the loan balance. The loan has a maximum term of ten years.

(4) Performance Share Program -- The Performance Share Program ("PSP") has been replaced by the Total Shareholder Return Incentive Compensation Program for selected participants. The PSP provided grants of performance share units that could be earned if specified performance objectives were met over a multi-year cycle, which generally lasted three years. At the beginning of each cycle, the Committee selected the eligible participants and approved the performance objectives. For statutory insiders and other corporate executives, performance was generally measured at the Company level. The amount of the award opportunity generally depended on the executive's salary grade at the beginning of the award period. At the time the award opportunity was set, the awards were denominated two-thirds in shares of Common Stock (based on the value of the shares immediately prior to the beginning of the award period) and one-third in cash. Awards under the PSP ranged from zero to 200% of the target incentive opportunity depending on the extent to which the performance goals were achieved. Awards were generally paid to participants in three annual installments after the conclusion of the performance cycle so long as they remained Company employees (with exceptions for retirement, disability and death).

Stock Ownership Guidelines. In 2000, the Company adopted stock ownership guidelines for its executives and key employees. The guidelines call for a targeted minimum level of stock ownership based on the executive's or key employee's base salary, and are designed to further link these executives' interests to increased stockholder value. The executives and key employees were given five years to reach the targeted ownership levels. The guidelines for stock ownership depend on the individual's salary and position within the Company. Targeted ownership levels range from one to four times the executive's or key employee's salary.

The CEO (target level is four times base salary), all Executive and Senior Vice Presidents (target level is three times base salary), and certain other senior officers have achieved the guideline level of stock ownership.

COMPENSATION OF CHIEF EXECUTIVE OFFICER -- JAMES L. MURDY

On July 1, 2001, James L. Murdy was selected to serve as the Company's President and Chief Executive Officer. In July 2001, the Committee, after consultation with Hewitt Associates, took action regarding the compensation of Mr. Murdy consistent with the compensation program, including the performance-based components of the program that the Committee had adopted for the Company's chief executive officer. Mr. Murdy's annual base salary was established at $650,000, and he will participate in the Company's compensation programs, including the AIP, SARP and TSRP. In October 2001, in view of the difficult business and economic conditions impacting the Company, Mr. Murdy voluntarily suspended payment of 20% of his base salary. In July and October 2001, Mr. Murdy received options to purchase 15,000 shares of Company Common Stock in accordance with the Company's award of quarterly stock option grants. The Committee believes, based upon the advice of consultants, that the compensation program established for the Company's chief executive officer is competitive and appropriate.

COMPENSATION OF FORMER CHIEF EXECUTIVE OFFICER -- ROBERT P. BOZZONE

Robert P. Bozzone retired as the Company's President and Chief Executive Officer effective July 1, 2001. Prior to his retirement, the Committee, after consultation with Hewitt Associates, had approved Mr. Bozzone's annual base salary of $800,000 and his participation in the Company's compensation programs including AIP, SARP, PSP and TSRP. Mr. Bozzone's target incentive award under the 2001-2003 TSRP award period was based upon his salary as of January 1, 2001, consistent with other participants in the Program. Since his retirement, his award has been prorated to the number of months in the award period prior to retirement. In April 2001, Mr. Bozzone received options to purchase 15,000 shares of Company Common Stock in accordance with the Company's award of quarterly stock option grants.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Section 162(a) of the Internal Revenue Code imposes limits on tax deductions for annual compensation paid to a chief executive officer and other highly compensated officers unless the compensation qualifies as "performance-based" or is otherwise exempt under the law. The Company's Incentive Plan is intended to meet the deductibility requirements of the regulations promulgated under Section 162(m). However, the Committee may determine in any year that it would be in the best interests of the Company for certain awards to be paid under the Incentive Plan that would not satisfy the requirements of Section 162(m) for deductibility.

SUBMITTED BY:

PERSONNEL AND COMPENSATION
  COMMITTEE, whose members are:
Charles J. Queenan, Jr., Chairman
Diane C. Creel, Vice Chair
C. Fred Fetterolf
W. Craig McClelland
William G. Ouchi

STOCK INCENTIVE AWARD
  SUBCOMMITTEE, whose members are:
Diane C. Creel, Chair
C. Fred Fetterolf
W. Craig McClelland
William G. Ouchi

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Personnel and Compensation Committee or Stock Incentive Award Subcommittee is an officer or employee of the Company. Mr. Queenan serves as Senior Counsel to a law firm that provided services to the Company during 2001 and 2002. Mr. Queenan does not participate in the firm's earnings or profits. No other member of the Committee has a current or prior relationship, and no officer who is a statutory insider of the Company has a relationship to any other company required to be described under the Securities and Exchange Commission rules relating to disclosure of executive compensation.

EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table sets forth information about the compensation paid by the Company to Robert P. Bozzone, who served as President and Chief Executive Officer prior to his retirement on July 1, 2001, to James L. Murdy, who became President and Chief Executive Officer on July 1, 2001, and to each of the other four most highly compensated officers required to file reports under Section 16 of the Securities Exchange Act of 1934, as of December 31, 2001 ("the named officers").

                                           Annual Compensation                  Long-Term Compensation
                                    ---------------------------------   --------------------------------------
                                                                                  Awards              Payouts
                                                                                  ------              -------
                                                               Other                   Securities
                                                              Annual                     Under-
             Name and                                         Compen-    Restricted       lying        LTIP        All Other
            Principal                     Salary     Bonus    sation       Stock         Options      Payouts     Compensation
           Positions(1)             Year  ($)(2)    ($)(3)    ($)(4)    Award($)(5)    (Shares)(6)    ($)(7)         ($)(8)
-------------------------------------------------------------------------------------------------------------------------------

Robert P. Bozzone                   2001  400,000   250,000     2,280           0        15,000             0         43,965
  Chairman, Former President and    2000   57,143         0         0     602,862        15,000             0      1,679,360
  Chief Executive Officer

James L. Murdy                      2001  530,000   350,000    23,519     179,560        35,000        46,193      1,100,968
  President and                     2000  406,667   326,019    21,902     585,953         5,000        55,468        377,556
  Chief Executive Officer           1999  370,000   229,770   631,027     122,079        40,000       220,920        942,540

Jack W. Shilling,                   2001  365,000   200,000    27,192      52,459        15,000        27,586        323,500
  Executive Vice President,         2000  322,500   238,550    20,566     473,248         5,000        33,126        180,288
  Strategic Initiatives and
  Technology
  and Chief Technology Officer

Douglas A. Kittenbrink              2001  312,500   175,000    27,910      54,371        15,000        16,246        103,152
  Executive Vice President,         2000  241,383   198,792     9,166     361,861         5,000        19,511         68,589
  Chief Operating Officer

Jon D. Walton                       2001  320,000   175,000    22,306      30,903        15,000        34,479        260,896
  Senior Vice President,            2000  287,500   238,550    21,573     431,358         5,000        41,403        177,673
  Chief Legal and Administrative    1999  275,000   170,775   473,028      97,687        40,000       157,800        777,025
  Officer

Richard J. Harshman                 2001  257,500   125,000    20,389      23,167        12,500        18,077         61,552
  Senior Vice President-Finance
  and Chief Financial Officer

(1) Mr. Bozzone served as Chairman, President and Chief Executive Officer from December 6, 2000 until he retired as an active employee on July 1, 2001. Mr. Murdy became President and Chief Executive Officer on July 1, 2001. Prior to July 1, 2001, Mr. Murdy served as Executive Vice President. Mr. Shilling became Executive Vice President, Strategic Initiatives and Technology and Chief Technology Officer, Mr. Kittenbrink became Executive Vice President, Chief Operating Officer and Mr. Walton became Senior Vice President, Chief Legal and Administrative Officer on July 1, 2001. As announced in December 2001, Mr. Harshman was elected Senior Vice President-Finance and Chief Financial Officer. He became a statutory insider of the Company in September 2000.

(2) Includes cash compensation deferred pursuant to the savings portion of the Company's Retirement Savings Plan, a qualified defined contribution plan under Section 401(a) of the Internal Revenue Code. In October 2001, in view of the difficult business and economic conditions impacting the Company, Mr. Murdy voluntarily suspended payment of 20% of his base salary.

(3) Includes payments under the Company's Annual Incentive Plan.

(4) In accordance with applicable regulations, the amounts do not include perquisites and other personal benefits received individually by the named officers because the aggregate value of such benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for the named officers. In addition, the number provided for 2000 may differ slightly from the number provided in the proxy statement for the 2001 annual meeting due to minor administrative corrections.

(5) Represents the closing market price on the award date of shares of restricted Common Stock awarded to the named officers under the Company's SARP. Dividends are paid on the restricted shares. The total number of restricted shares held by the named officers on December 31, 2001 and closing market price of such shares (if unrestricted) on the last business day of 2001 were: Mr. Bozzone, 46,374 shares, ($776,765); Mr. Murdy, 63,732 shares ($1,067,511); Mr. Shilling, 43,560 shares ($729,630); Mr.
    Kittenbrink, 33,984 shares ($569,232); Mr. Walton, 39,436 shares ($660,553);
    and Mr. Harshman, 26,128 shares ($437,644).

(6) Reflects options granted under the Company's Incentive Plan. The amount shown represents the number of shares the officer could purchase by exercising the options.

(7) The amounts shown include cash and the closing market price of Common Stock distributed under the PSP. For 2001, the payments were made under the Company's PSP for the 1998-1999 award period.

(8) Includes annual accruals by the Company for possible future payments to the named officers under the Supplemental Pension Plan described under "Pension Plans" on page 21. For 2001, the amounts accrued were: Mr. Bozzone, $0; Mr. Murdy, $997,558; Mr. Shilling, $245,699; Mr. Kittenbrink, $47,104; Mr.
    Walton, $191,836; and Mr. Harshman, $18,966. Includes 2001 Company contributions pursuant to the retirement portion of the Company's Retirement Savings Plan to Mr. Bozzone of $11,310 and to the accounts of each other named officer in the amount of $11,570 each. Includes 2001 Company contributions pursuant to the savings portion of the Retirement Savings Plan to the accounts of Messrs. Murdy, Shilling, Kittenbrink, Walton and Harshman in the approximate amount of $5,250 each. Includes 2001 Company contributions to the Benefit Restoration Plan, as follows: Mr. Bozzone, $14,950; Mr. Murdy, $69,302; Mr. Shilling, $47,073; Mr. Kittenbrink, $32,273; Mr. Walton, $42,348; and Mr. Harshman, $25,766. Under the Benefit Restoration Plan, the Company supplements the payments received by participants under the pension provisions described under "Pension Plans" on page 21 and the Retirement Savings Plan by making payments to or accruing benefits on behalf of the participants in amounts which are equivalent to the portion of the payments or benefits which cannot be paid or accrued under such plans due to limitations imposed by the Internal Revenue Code. Also included are the dollar value of the benefit to the named officers of the remainder of Company-paid premiums for "split dollar" life insurance; for 2001, such amounts were as follows: Mr. Bozzone, $12,455; Mr. Murdy, $17,288; Mr. Shilling, $13,908; Mr. Kittenbrink, $6,955; Mr. Walton, $9,892;
    and Mr. Harshman, $0.

STOCK OPTIONS

The first table sets forth information regarding options granted during 2001 under the Allegheny Technologies Incentive Plan.

The second table indicates the named officers who exercised stock options during 2001 and sets forth the unexercised options held at December 31, 2001.

OPTION GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------

                                                                                                  Potential Realizable Value at
                                                                                                  Assumed Annual Rates of Stock
                                   Individual Grants(1)                                       Price Appreciation for Option Term(4)
-------------------------------------------------------------------------------------------   -------------------------------------
                             Number of      % of Total
                             Securities      Options
                             Underlying     Granted to
                              Options       Employees      Exercise or
                              Granted       in Fiscal      Base Price        Expiration         0%             5%            10%
Name                           (#)(2)          Year         ($/Share)           Date          ($)(3)          ($)            ($)
----                        ------------   ------------   -------------   -----------------   -------       --------       --------
R. P. Bozzone.............     15,000           1.8%        $17.375           4/23/2011           0         163,800        415,500
J. L. Murdy...............      5,000           0.6%        $17.375           4/23/2011           0          54,600        138,500
                               15,000           1.8%        $19.100           7/20/2011           0         180,150        456,600
                               15,000           1.8%        $14.985          10/22/2011           0         141,300        358,350
J. W. Shilling............      5,000           0.6%        $17.375           4/23/2011           0          54,600        138,500
                                5,000           0.6%        $19.100           7/20/2011           0          60,050        152,200
                                5,000           0.6%        $14.985          10/22/2011           0          47,100        119,450
D. A. Kittenbrink.........      5,000           0.6%        $17.375           4/23/2011           0          54,600        138,500
                                5,000           0.6%        $19.100           7/20/2011           0          60,050        152,200
                                5,000           0.6%        $14.985          10/22/2011           0          47,100        119,450
J. D. Walton..............      5,000           0.6%        $17.375           4/23/2011           0          54,600        138,500
                                5,000           0.6%        $19.100           7/20/2011           0          60,050        152,200
                                5,000           0.6%        $14.985          10/22/2011           0          47,100        119,450
R. J. Harshman............      2,500           0.3%        $17.375           4/23/2011           0          27,300         69,250
                                5,000           0.6%        $19.100           7/20/2011           0          60,050        152,200
                                5,000           0.6%        $14.985          10/22/2011           0          47,100        119,450
-----------------------------------------------------------------------------------------------------------------------------------

(1) In general, except for limited instances, including estate planning purposes, and at the discretion of the Committee, stock options become exercisable in three annual installments beginning one year after the date of grant. Options include the right to pay the exercise price in cash, Common Stock or a combination, and the right to have shares withheld by the Company to pay withholding tax obligations due on the exercise.

(2) Options were granted on April 23, 2001, July 20, 2001 and October 22, 2001.

(3) No gain to the optionees is possible without stock price appreciation, which will benefit all stockholders commensurately.

(4) These assumed "potential realizable values" are mathematically derived from certain prescribed rates of stock price appreciation. The actual value of these option grants depends on the future performance of the Common Stock and overall stock market conditions. The values reflected in this table may not be achieved.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES
--------------------------------------------------------------------------------

                                                                         Number of Securities          Value of Unexercised
                                                                        Underlying Unexercised        In-The-Money Options at
                                        Shares                           Options at FY-End(#)              FY-End($)(1)
                                       Acquired          Value        ---------------------------   ---------------------------
               Name                 on Exercise(#)    Realized($)     Exercisable   Unexercisable   Exercisable   Unexercisable
               ----                 --------------   --------------   -----------   -------------   -----------   -------------
R. P. Bozzone.....................        0                0            19,605         25,000            0                0
J. L. Murdy.......................        0                0            86,152         51,667            0           25,800
J. W. Shilling....................        0                0            57,554         25,000            0            8,600
D. A. Kittenbrink.................        0                0            50,997         25,000            0            8,600
J. D. Walton......................        0                0            77,649         31,667            0            8,600
R. J. Harshman....................        0                0            33,470         20,833            0            8,600

(1) The "value" of unexercised options is calculated by subtracting the exercise price per share from $16.71, which was the average of the high and low sales prices of a share of Company Common Stock on the New York Stock Exchange on the last business day of 2001.

LONG TERM INCENTIVE PROGRAM

The following table sets forth information about awards for the 2001-2003 award period established in 2001 under the Total Shareholder Return Incentive Compensation Program.

The amounts included in the Estimated Future Payouts columns represent the potential issuance of Common Stock to the named officers depending on the level of achievement (i.e., threshold, target or maximum) of the performance goals for the three-year award period. Participants will not receive any shares of Common Stock under the program if the Company does not achieve the threshold level of performance objectives during the award period.

TOTAL SHAREHOLDER RETURN INCENTIVE COMPENSATION PROGRAM -- AWARDS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------

                                                                                         Estimated Future Payouts
                                                                                       Under Non-Stock Price-Based
                                                                                                  Plans
                                          Number of            Performance or         ------------------------------
                                        Shares, Units        Other Period Until       Threshold    Target    Maximum
                Name                   or Other Rights    Maturations or Payout(1)       (#)        (#)        (#)
                ----                   ---------------    ------------------------    ---------    ------    -------
R. P. Bozzone(2).....................       4,457                2001-2003              2,228       4,457     8,914
J. L. Murdy..........................      11,421                2001-2003              5,710      11,421    22,842
J. W. Shilling.......................       9,192                2001-2003              4,596       9,192    18,384
D. A. Kittenbrink....................       7,660                2001-2003              3,830       7,660    15,320
J. D. Walton.........................       8,357                2001-2003              4,178       8,357    16,714
R. J. Harshman.......................       5,348                2001-2003              2,674       5,348    10,696

(1) The amount of the award is based on base salary at the beginning of the award period. At the time the award opportunity was set, the awards were denominated in shares of Common Stock (with the number of shares based on average price of a share of Common Stock on the New York Stock Exchange for a fixed period immediately prior to the beginning of the award period).

(2) For Mr. Bozzone, the amount of the award opportunity was prorated based upon the date of his retirement as an active employee effective July 1, 2001.

PENSION PLANS

The Company maintains a qualified defined benefit pension plan, called the Allegheny Technologies Incorporated Pension Plan ("ATI Pension Plan"), which has a number of benefit formulas that apply separately to various groups of employees and retirees. One formula applies to individuals who were employees of Allegheny Ludlum Corporation ("Allegheny Ludlum") in 1988 when that company established a defined contribution program and ceased accruals under the defined benefit pension plan except for those employees who met certain age and service criteria in 1988. A second formula applies to individuals who were employees of certain divisions of TDY Industries, Inc. ("TDY") prior to 1998 and met certain age and service criteria.

The benefits payable from a qualified defined benefit plan are limited by the Internal Revenue Code. The Company has established non-qualified plans to restore benefits to employees affected by those limitations. The following table shows the estimated annual benefits calculated on a straight life annuity basis payable under the Allegheny Ludlum provisions of the ATI Pension Plan and the defined benefit portion of the benefit restoration plan to salaried participants in specified compensation and years of service classifications upon attainment of age 65:

                                 Estimated Annual Pension Benefits for
                              Representative Years of Continuous Service*
               -------------------------------------------------------------------------
Remuneration      20          25           30           35           40           45
------------   --------   ----------   ----------   ----------   ----------   ----------
 $  200,000    $ 64,000   $   80,000   $   96,000   $  112,000   $  128,000   $  144,000
    300,000      96,000      120,000      144,000      168,000      192,000      216,000
    400,000     128,000      160,000      192,000      224,000      256,000      288,000
    500,000     160,000      200,000      240,000      280,000      320,000      360,000
    600,000     192,000      240,000      288,000      336,000      384,000      432,000
    800,000     256,000      320,000      384,000      448,000      512,000      576,000
  1,000,000     320,000      400,000      480,000      560,000      640,000      720,000
  1,500,000     480,000      600,000      720,000      840,000      960,000    1,080,000
  2,000,000     640,000      800,000      960,000    1,120,000    1,280,000    1,440,000
  2,500,000     800,000    1,000,000    1,200,000    1,400,000    1,600,000    1,800,000

 * The formula used to determine retirement benefits under the pension provisions applicable to employees of Allegheny Ludlum in 1988 considers the participant's annual eligible earnings in the highest five consecutive years of the last ten years prior to retirement or, in the case of Allegheny Ludlum employees with frozen benefits, prior to 1988, and the number of the participant's years of service. Eligible earnings include base salary, including tax-deferred contributions by the employee under the Company's savings plans, and awards, when received, under the Company's short-term incentive plans. Benefits are not subject to deduction for social security or other offset amounts.

The following table shows the estimated annual benefits calculated on a straight life annuity basis payable under the TDY provisions of the ATI Pension Plan and the defined benefit portion of the non-qualified restoration plan to salaried participants in specified compensation and years of service classifications upon attainment of age 65:

                                 Estimated Annual Pension Benefits for
                          Representative Years of Continuous Service for TDY*
               -------------------------------------------------------------------------
Remuneration      20          25           30           35           40           45
------------   --------   ----------   ----------   ----------   ----------   ----------
    200,000      61,162       76,453       91,744      107,034      122,325      137,615
    300,000      94,162      117,703      141,244      164,784      188,325      211,865
    400,000     127,162      158,953      190,744      222,534      254,325      286,115
    500,000     160,162      200,203      240,244      280,284      320,325      360,365
    600,000     193,162      241,453      289,744      338,034      386,325      434,615
    800,000     259,162      323,953      388,744      453,534      518,325      583,115
  1,000,000     325,162      406,453      487,744      569,034      650,325      731,615
  1,500,000     490,162      612,703      735,244      857,784      980,325    1,102,865
  2,000,000     655,162      818,953      982,744    1,146,534    1,310,325    1,474,115
  2,500,000     820,162    1,025,203    1,230,244    1,435,284    1,640,325    1,845,365

 * The formula considers the participant's annual eligible earnings in the highest five consecutive years of the last ten years prior to retirement, and the participant's years of service, except for employees in the corporate headquarters, which uses years of service to 1998. Eligible earnings include base salary, including tax-deferred contributions by the employee under the Company's savings plans, and awards, when received, under the Company's short-term incentive plans. Benefits are not subject to deduction for social security or other offset amounts.

As of December 31, 2001, credited years of service under the Allegheny Ludlum provisions of the ATI Pension Plan were .58 for Mr. Murdy, 28.92 for Mr. Shilling, and 2.83 for Mr. Walton. Mr. Bozzone retired from active employment with the Company effective July 1, 2001, with 39.67 years of service. As of December 31, 2001, credited years of service under the TDY provisions of the ATI Pension Plan were 20.17 for Mr. Harshman. Mr. Kittenbrink does not participate under the ATI Pension Plan.

In addition, the Company has established a Supplemental Pension Plan which provides certain key employees of the Company and its subsidiaries, including Messrs. Bozzone, Murdy, Shilling, Kittenbrink, Walton, and Harshman (or their beneficiaries in the event of death), with monthly payments in the event of retirement, disability or death, equal to 50% of monthly base salary as of the date of retirement, disability or death. Monthly retirement benefits start following the end of the two-month period after the later of (1) age 62, if actual retirement occurs prior to age 62 but after age 58 with the approval of the Board of Directors, or (2) the date actual retirement occurs and generally continue for a 118-month period. The plan describes the events that will terminate an employee's participation in the plan. Since the payment of benefits to the participants is contingent on future events, the amount to be paid in the future with respect to such officers cannot be determined at this time.

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

The Company entered employment agreements with Messrs. Murdy and Walton in connection with the combination of Allegheny Ludlum and Teledyne in 1996. The agreements provide for the payment of base salary as well as for eligibility to participate in incentive compensation, equity, employee and fringe benefit plans offered to senior executives of the Company. By their terms, the agreements renew automatically each month absent notice from one party to the other, so that the then remaining term is one year. The agreements generally terminate prior to the expiration date without breach by any party in the event of the death, disability or voluntary resignation of the employee. The Company may also terminate the agreement for cause without breach by it. An employee may resign for good reason (which is defined to include demotion, reduction in base pay or movement of corporate headquarters) and receive severance payments equal to the base pay and bonus, determined based on actual financial results, as well as continued participation in certain compensation and employee benefit plans, for one year, including certain supplemental pension benefits.

In 2000, the Company entered into change in control severance agreements, as amended, with the named officers (other than Mr. Bozzone) and other key employees to assure the Company that it will have the continued support of the executive and the availability of the executive's advice and counsel notwithstanding the possibility, threat or occurrence of a change in control (as defined in the agreement). In general, the agreements provide for the payment of severance benefits if a change in control occurs and within 24 months after the change in control either the Company terminates the executive's employment with the Company without cause (as defined) or the executive terminates employment with the Company for good reason (as defined). Severance compensation includes a multiple of base salary (three for Messrs. Murdy, Shilling, Kittenbrink, Walton, and Harshman), certain accrued benefits, a prorated payment of an incentive bonus equal to that which would have been paid had the Company achieved 120% of target, a lump-sum payment under the long-term incentive program based on the Company's performance for completed years and for future years assuming that the Company would have achieved 120% of target, the continuation of welfare benefits for 36 months and reimbursement for outplacement services. The agreements also provide for the vesting of outstanding options and the lifting of restrictions on stock awarded under the SARP. The agreements have a term of three years, which three-year term will continue to be extended until either party gives written notice that it no longer wants to continue to extend the term. If a change of control occurs during the term, the agreements will remain in effect for the longer of three years or until all obligations of the Company under the agreements have been fulfilled.

CUMULATIVE TOTAL STOCKHOLDER RETURN
--------------------------------------------------------------------------------

The graph set forth below shows the cumulative total stockholder return (i.e., price change plus reinvestment of dividends) on the Common Stock from December 31, 1996 through December 31, 2001 as compared to the S&P 500 Index and the S&P Iron & Steel Index. The graph assumes that $100 was invested on December 31, 1996.

[GRAPH]

                                               ALLEGHENY TECHNOLOGIES INC         S&P 500 INDEX             IRON & STEEL-500
                                               --------------------------         -------------             ----------------
Dec-96                                                      100                         100                         100
Dec-97                                                   115.21                      133.36                      101.74
Dec-98                                                    93.87                      171.48                       88.18
Dec-99                                                    60.65                      207.56                       97.01
Dec-00                                                    44.65                      188.66                       61.03
Dec-01                                                    49.26                      166.24                       78.32

On November 29, 1999, the Company completed the transformation, which included the spin-offs of Teledyne Technologies Incorporated (NYSE: TDY) and Water Pik Technologies, Inc. (NYSE: PIK). In the spin-offs, holders of record on November 22, 1999 received one Teledyne Technologies share for each seven shares of Company Common Stock and one Water Pik share for each twenty shares of Company Common Stock, based on the number of shares of Company Common Stock they held prior to the one-for-two reverse stock split.

CERTAIN TRANSACTIONS
--------------------------------------------------------------------------------

Code Hennessy & Simmons Funds. ATI Funding Corporation, the parent company to Allegheny Ludlum Corporation, is invested as a limited partner in two general partnerships: .484% interest in Code Hennessy & Simmons Management I, L.P. ("CHSM I") which is the general partner for Code Hennessy & Simmons I, L.P. ("CHS I") and 2.935% interest in Code Hennessy & Simmons Management II, L.P. ("CHSM II") which is the general partner in Code Hennessy & Simmons LP II ("CHS II"). The objective of both funds has been to seek maximum return by investing in leveraged buyouts of operating companies. The investment in CHSM I has essentially been liquidated and had a book value as of September 30, 2001 of $81,886 while the book value in CHSM II is $702,556. The general partner of CHS II is CHSM II, L.P., whose stockholders are Andrew W. Code, Daniel J. Hennessy, and Brian P. Simmons, each of whom has an equal interest in that firm. Brian P. Simmons is the son of Richard P. Simmons, who beneficially owns more than 5% of the Common Stock of the Company.

A subsidiary of Allegheny Ludlum Corporation was a limited partner in CHS II during 2001 and received no cash distributions. The book value of this limited partnership investment ($4,656,085) was distributed as a non-cash dividend to Allegheny Ludlum Corporation, who subsequently contributed this investment interest at year-end to the Allegheny Ludlum Corporation Bargaining Unit Voluntary Employee Benefit Association ("VEBA"), a qualified defined benefit trust for post retirement medical benefits.

CHSM II is responsible for managing the selection and structuring of CHS II's investments. In 2001, the annual base management fee for CHS II was 1.25% percent of the fund's total capital commitments until June 1, 2001 and 1.05% thereafter. These fees were offset by fees that the general partner charges to companies that the fund acquires. After offset for fees, the net amounts received by CHSM II was zero percent.

Kirkpatrick & Lockhart LLP. The Company retained the law firm of Kirkpatrick & Lockhart LLP to perform services for the Company during 2001 and 2002. Charles
J. Queenan, Jr., a member of the Company's Board of Directors, is Senior Counsel to that law firm. See "Compensation Committee Interlocks and Insider Participation" on page 16.

Loans under Stock Acquisition and Retention Programs. Under the terms of the Company's stock acquisition and retention programs, eligible participants may deliver a promissory note, payable to the Company, as payment for the purchase price of shares of Common Stock purchased under the programs. Each note has a term of not more than 10 years and is secured by the shares of Common Stock being purchased with the note. Interest accrues on the notes at a rate, as determined on the applicable purchase date, equal to the lesser of the average borrowing rate of the Company or the prime lending rate of PNC Bank, but not lower than the minimum rate necessary to avoid imputed interest under applicable federal income tax laws. During the 2001 fiscal year, Messrs. Murdy, Shilling, Kittenbrink, Walton, and Harshman delivered promissory notes to the Company to pay the purchase price of Common Stock purchased under the 2001 program. Terry
L. Dunlap, Vice President Procurement, Information Technology and Chief Information Officer, a member of Mr. Bozzone's immediate family, previously delivered a promissory note to the Company under the programs. The largest amount of indebtedness outstanding under the programs during the 2001 fiscal year and the amount of indebtedness outstanding under the programs as of December 31, 2001 were $1,560,822 for Mr. Murdy, $1,094,005 for Mr. Shilling, $737,295 for Mr. Kittenbrink, $1,050,253 for Mr. Walton, $582,074 for Mr. Harshman and $95,146 for Mr. Dunlap.

OTHER INFORMATION
--------------------------------------------------------------------------------

ANNUAL REPORT ON FORM 10-K

COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, CAN BE OBTAINED WITHOUT CHARGE FROM THE CORPORATE SECRETARY AT 1000 SIX PPG PLACE, PITTSBURGH, PENNSYLVANIA 15222-5479 OR (412) 394-2800.

2003 ANNUAL MEETING AND STOCKHOLDER PROPOSALS

Under Rule 14a-8 of the Securities and Exchange Commission, proposals of stockholders intended to be presented at the 2003 Annual Meeting of Stockholders must be received no later than November 20, 2002 for inclusion in the proxy statement and proxy card for that meeting. In addition, the Company's certificate of incorporation provides that in order for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice thereof in writing to the Corporate Secretary. To be timely, a stockholder's notice must be delivered to the Secretary not less than 75 days and not more than 90 days prior to the first anniversary of the preceding year's annual meeting which, in the case of the 2003 Annual Meeting of Stockholders, would be no earlier than February 8, 2003 and no later than February 23, 2003. If, however, the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, to be timely, notice by the stockholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The Company's certificate of incorporation also requires that such notice contain certain additional information. Copies of the certificate of incorporation can be obtained without charge from the Corporate Secretary.

PROXY SOLICITATION

The Company pays the cost of preparing, assembling and mailing this proxy-soliciting material. We will reimburse banks, brokers and other nominee holders for reasonable expenses they incur in sending these proxy materials to our beneficial stockholders whose stock is registered in the nominee's name.

The Company has engaged Morrow & Co. to help solicit proxies from brokers, banks and other nominee holders of the Common Stock at a cost of $8,000 plus expenses. Our employees may also solicit proxies for no additional compensation.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

Stockholders can elect to view future Company proxy statements and annual reports over the Internet instead of receiving paper copies in the mail and thus can save the Company the cost of producing and mailing these documents. Costs normally associated with electronic access, such as usage and telephonic charges, will be borne by you.

If you are a registered stockholder, you can choose to receive future annual reports and proxy statements electronically by following the prompt if you choose to vote over the Internet. If you hold your Company stock in nominee name (such as through a broker), check the information provided by your nominee for instructions on how to elect to view future proxy statements and annual reports over the Internet.

Stockholders who choose to view future proxy statements and annual reports over the Internet will receive instructions containing the Internet address of those materials, as well as voting instructions, approximately four weeks before future meetings.

If you enroll to view the Company's future annual report and proxy statement electronically and vote your proxy over the Internet, your enrollment will remain in effect for all future stockholders' meetings unless you cancel it. To cancel, registered stockholders should access https://vault.melloninvestor.com/isd/ and follow the instructions to cancel your enrollment. You should retain your control number appearing on your enclosed proxy card. If you hold your Company stock in nominee name, check the information provided by your nominee holder for instructions on how to cancel your enrollment.

If at any time you would like to receive a paper copy of the annual report or proxy statement, please write to Allegheny Technologies Incorporated, Corporate Secretary, 1000 Six PPG Place, Pittsburgh, Pennsylvania 15222-5479.

On behalf of the Board of Directors:

/s/ Jon D. Walton
Jon D. Walton
Senior Vice President, Chief Legal and Administrative Officer

Dated: March 18, 2002

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

The Board of Directors shall appoint annually the Audit Committee (the "Committee") and appoint its Chairman. Members of the Committee shall serve at the will of the Board of Directors.

COMPOSITION

The Committee shall be comprised of three or more directors, each of whom shall be independent of management and the Company and free from any relationships to the Company that might, in the opinion of the Board of Directors, interfere with the exercise of his or her independent judgment in carrying out the functions of the Committee. The Board of Directors shall apply the New York Stock Exchange corporate governance listing standards for purposes of evaluating a Committee member's independence. Each member of the Committee shall, when appointed to the Committee or within a reasonable period of time thereafter, be "financially literate" in the business judgment of the Board of Directors. At least one member of the Committee shall have accounting or related financial management "expertise," as such qualification is interpreted by the Board of Directors in its business judgment.

Members of the Committee shall also serve as members of the Finance Committee and may also serve on other committees of the Board of Directors. The Chairman of the Committee shall also serve as the Chairman of the Finance Committee and shall receive one fee for his or her position as Chairman of both Committees. Members of both the Audit Committee and the Finance Committee who attend a joint meeting of the Committees shall receive a single meeting fee for their attendance at such joint meeting.

RESPONSIBILITY

The Committee shall:

1. Provide assistance to the Board of Directors in fulfilling its statutory and fiduciary responsibilities for fiscal examinations of the Company and in monitoring management's and the independent accountants' participation in the Company's accounting and financial reporting process.

2. Review the Company's administrative, operational and internal accounting controls and its prescribed fiscal procedures and codes of conduct with the independent accountants and the Company's financial management.

3. Review the engagement of the independent accountants and the audit plan of the internal audit function.

4. Recommend to the Board of Directors whether, based on discussions with management and the independent accountants, the financial statements shall be included in the Company's Annual Report on Form 10-K.

5. Annually review and reassess the adequacy of the Committee Charter.

Notwithstanding that the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company's financial statements and the independent accountants are responsible for auditing those financial statements.

AUTHORITY

The Committee shall have authority to review any matter or activity involving financial accounting, reporting, conflict of interest, or internal controls of the Company.

FUNCTIONS

The Committee shall:

1. Recommend to the Board of Directors the appointment or nomination of the independent accountants for the coming year, considering the independence and effectiveness of the independent accountants. The independent accountants shall be accountable to the Committee and the Board of Directors, which have ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants.

2. Review the scope and general extent of the annual audit plan and other activities and proposed fees of the independent accountants and the audit plan of the internal audit function. Obtain the written statement from the independent accountants that the accountants are required to furnish to the Committee under Independence Standards Board Standard No. 1. Discuss with the independent accountants and consider any disclosed relationships or services, including non-audit services, that may impair the objectivity and independence of the independent accountants in order to recommend that the Company's Board of Directors take appropriate action, as necessary, in response to such relationships in order to satisfy itself of the accountants' independence.

3. Prior to the issuance of the Company's release of quarterly earnings, the Chairman of the Committee shall review with the independent accountants and management of the Company whether any matters are required to be communicated to the Committee by the independent accountants under generally accepted auditing standards. If matters are required to be communicated, the Committee shall discuss such matters with the independent accountants and the management of the Company.

4. Review and discuss with management and the independent accountants, upon completion of the annual audit, the Company's financial statements and related SEC reports for their adequacy and compliance with generally accepted accounting, reporting and disclosure principles. Obtain communications from the independent accountants concerning the matters relating to the scope and results of the independent accountants' audit that the independent accountants are required to provide to the Committee under Statement on Auditing Standards No. 61 as amended by Statement on Auditing Standard No. 90, and applicable professional standards.

5. Provide annually to the Board of Directors (a) the report of the Committee, for inclusion in the Company's annual meeting proxy statement, which includes the written statement required to be made by the Committee in order to comply with proxy reporting obligations and (b) such written affirmation regarding the Committee as is required by New York Stock Exchange corporate governance listing standards.

6. Evaluate the effectiveness of the internal and external audit efforts, the effectiveness of the accounting and financial controls, policies and procedures, and the effectiveness of the Company's business ethics policies and practices through a review of reports by, and at regular meetings with, the internal auditors and the independent accountants and with management, as appropriate.

MEETINGS

The Committee shall hold at least four meetings each year and others as deemed necessary by its chairperson. A report on all Committee meetings will be provided to the Board of Directors.

                      ALLEGHENY TECHNOLOGIES INCORPORATED
                 VOTING INSTRUCTION CARD FOR 2002 ANNUAL MEETING

      o     Personal Retirement and 401(k) Savings Account Plan

      o     Retirement Savings Plan

      o     Savings and Security Plan of the Lockport and Waterbury Facilities

      o The 401(k) Savings Account Plan of Allegheny Ludlum Corporation (Washington Plant)

      o     The 401(k) Plan

      o     Allegheny Rodney (ALstrip) Profit Sharing Plan

      o TDY Industries, Inc. Profit Sharing Plan for certain employees of Metalworking Products

The undersigned hereby directs Mellon Bank, N.A., the Trustee of the above Plans, to vote the full number of shares of Common Stock allocated to the account of the undersigned under the Plans, at the Annual Meeting of Stockholders of Allegheny Technologies Incorporated on May 9, 2002, and any adjournments thereof, upon the matters set forth on the reverse of this card, and, in its discretion, upon such other matters as may properly come before such meeting.

PLAN PARTICIPANTS MAY GIVE DIRECTIONS BY TOLL-FREE TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OR PARTICIPANTS MAY GIVE DIRECTIONS BY COMPLETING, DATING AND SIGNING THIS CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

            If you wish to use this card to vote your shares, please
                    vote, date and sign on the reverse side.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

      o     Personal Retirement and 401(k) Savings Account Plan

      o     Retirement Savings Plan

      o     Savings and Security Plan of the Lockport and Waterbury Facilities

      o The 401(k) Savings Account Plan of Allegheny Ludlum Corporation (Washington Plant)

      o     The 401(k) Plan

      o     Allegheny Rodney (ALstrip) Profit Sharing Plan

      o TDY Industries, Inc. Profit Sharing Plan for certain employees of Metalworking Products

As a Plan participant, you have the right to direct Mellon Bank, N.A., the Plan Trustee, how to vote the shares of Allegheny Technologies Common Stock that are allocated to your Plan account and shown on the attached voting instruction card. The Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.

You may vote by telephone, Internet or by completing, signing and returning the voting instruction card (above). A postage-paid return envelope is enclosed.

The Trustee must receive your voting instructions by May 3, 2002. If the Trustee does not receive your instructions by May 3, 2002, the plan administrator may instruct the Trustee to vote your shares as the administrator directs.

You will receive a separate set of proxy solicitation materials for any shares of Common Stock you own other than your Plan shares. Your non-plan shares must be voted separately from your Plan shares.

--------------------------------------------------------------------------------

                       EASY WAYS TO SAVE THE COMPANY MONEY

1. Please consider voting by Telephone (1-800-435-6710); or Internet (http://www.eproxy.com/ati).

2.    Please consider consenting to view the Company's future Annual
      Reports and Proxy Statements electronically, via the Internet. In order to consent:

      - Please mark the appropriate box on the reverse side of this proxy card; or

      - Go to Allegheny Technologies' Transfer Agent's website, https://vault.melloninvestor.com/isd/, and follow the prompts.

If you sign and return this card and do not specify a vote, your Plan shares will be voted FOR all Items.

                                                                     Please mark
                                                                   your votes as
                                                                    indicated in
                                                                         this
                                                                     example |X|

The Board of Directors recommends a vote FOR Items A and B:
A.    Election of the five nominees as directors:

              FOR                     WITHHELD
      all nominees (except        from all nominees
         as indicated)
              [ ]                        [ ]

01 Robert P. Bozzone, 02 Frank V. Cahouet, 03 James C. Diggs, 04 W. Craig McClelland, 05 Charles J. Queenan, Jr.

(To withhold authority to vote for any nominee(s), write the name(s) of the nominee(s) in the space that follows:)

--------------------------------------------------------------------------------

B.    Selection of Independent Accountants.

              FOR     AGAINST    ABSTAIN
              [ ]       [ ]        [ ]

Please check here to request an admission ticket to the Meeting. [ ]

By checking the box to the right, I consent to view the Company's [ ]
Annual Reports and Proxy Statements electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future stockholder meetings until my consent is revoked. I understand that I may revoke my consent at any time by giving written notice to the Company.

Signature(s)____________________ Signature(s)____________________ Date__________

Please sign EXACTLY as your name appears above.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                     Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week
                 YOUR VOTE IS IMPORTANT. PLEASE VOTE PROMPTLY.

      Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

---------------------------  -------------------------  ------------------------
         Internet          OR        Telephone        OR          Mail
http://www.eproxy.com/ati         1-800-435-6710
Use the Internet to vote       Use any touch-tone         Mark, sign and date
your proxy. Have your          telephone to vote your       your proxy card
proxy card in hand when        proxy. Have your proxy             and
you access the web site.       card in hand when you       return it in the
You will be prompted to        call. You will be         enclosed postage-paid
enter your control             prompted to enter your          envelope.
number, located in the         control number, located
box below, to create and       in the box below, and
submit an electronic           then follow the
ballot.                        directions given.
---------------------------  -------------------------  ------------------------

           If you vote your proxy by Internet or by telephone, you do
                       NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at: http://www.alleghenytechnologies.com

                      ALLEGHENY TECHNOLOGIES INCORPORATED
                          PROXY FOR 2002 ANNUAL MEETING

                Solicited on Behalf of the Board of Directors of
                       Allegheny Technologies Incorporated

The undersigned hereby appoints Richard J. Harshman, Mary Beth Luksik and Jon D. Walton or any of them, each with power of substitution and revocation, proxies or proxy to vote all shares of Common Stock which the registered stockholder named herein is entitled to vote with all powers which the stockholder would possess if personally present, at the Annual Meeting of Stockholders of Allegheny Technologies Incorporated on May 9, 2002, and any adjournments thereof, upon the matters set forth on the reverse side of this card, and, in their discretion, upon such other matters as may properly come before such meeting.

STOCKHOLDERS MAY VOTE BY TOLL-FREE TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OR STOCKHOLDERS MAY VOTE BY COMPLETING, DATING AND SIGNING THIS PROXY CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

         If you wish to use this card to vote your shares, please vote, date and sign on the reverse side.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                   [ALLEGHENY TECHNOLOGIES LOGO]

Dear Stockholder,

Enclosed are materials relating to the Allegheny Technologies 2002 Annual Meeting of Stockholders. The Notice of the Meeting and Proxy Statements describe the formal business to be transacted at the meeting.

Your vote is important. Please vote your proxy promptly whether or not you expect to attend the meeting. You may vote by toll-free telephone, by Internet or by signing and returning the proxy card (above) in the enclosed postage-paid envelope.

/s/ Jon D. Walton

Jon D. Walton
Senior Vice President, Chief Legal and Administrative Officer

--------------------------------------------------------------------------------

                       EASY WAYS TO SAVE THE COMPANY MONEY

1. Please consider voting by Telephone (1-800-435-6710); or Internet (http://www.eproxy.com/ati).

2. Please consider consenting to view the Company's future Annual Reports and Proxy Statements electronically, via the Internet. In order to consent:

      - Please mark the appropriate box on the reverse side of this proxy card; or

      - Go to Allegheny Technologies' Transfer Agent's website, https://vault.melloninvestor.com/isd/, and follow the prompts.

If you sign and return this card but do not specify a vote, the proxies will vote FOR all Items and in their discretion on other matters.

                                                                  Please mark
                                                                 your votes as
                                                               indicated in this
                                                                  example |X|

The Board of Directors recommends a vote FOR Items A and B:

A.    Election of the five nominees as directors:

              FOR                     WITHHELD
      all nominees (except        from all nominees
         as indicated)
              [ ]                        [ ]

01 Robert P. Bozzone, 02 Frank V. Cahouet, 03 James C. Diggs, 04 W. Craig McClelland, 05 Charles J. Queenan, Jr.

(To withhold authority to vote for any nominee(s), write the name(s) of the nominee(s) in the space that follows:)

--------------------------------------------------------------------------------

B.    Selection of Independent Accountants.

              FOR     AGAINST    ABSTAIN
              [ ]       [ ]        [ ]


Please check here to request an admission ticket to the Meeting.  [ ]

By checking the box to the right, I consent to view the Company's [ ]
Annual Reports and Proxy Statements electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future stockholder meetings until my consent is revoked. I understand that I may revoke my consent at any time by giving written notice to the Company.

Signature(s)____________________ Signature(s)____________________ Date__________

Please sign EXACTLY as your name appears above. When signing as a fiduciary or corporate officer, give full title. For joint accounts, please furnish both signatures.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                     Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week
                  YOUR VOTE IS IMPORTANT. PLEASE VOTE PROMPTLY.

     Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

---------------------------  -------------------------  ------------------------
         Internet          OR        Telephone        OR          Mail
http://www.eproxy.com/ati         1-800-435-6710
Use the Internet to vote       Use any touch-tone         Mark, sign and date
your proxy. Have your          telephone to vote your       your proxy card
proxy card in hand when        proxy. Have your proxy             and
you access the web site.       card in hand when you       return it in the
You will be prompted to        call. You will be         enclosed postage-paid
enter your control             prompted to enter your          envelope.
number, located in the         control number, located
box below, to create and       in the box below, and
submit an electronic           then follow the
ballot.                        directions given.
---------------------------  -------------------------  ------------------------

         If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at: http://www.alleghenytechnologies.com